EXHIBIT 99.1

LONGEVITY HEALTH HOLDINGS ANNOUNCES EXECUTION OF MERGER AGREEMENT WITH 20/20 BIOLABS

Pittsburgh, PA & Gaithersburg, MD. Apr 14, 2025

Longevity Health Holdings, Inc. (Nasdaq: XAGE), a company focused on human longevity and healthy aging through technologically innovative and clinically proven products in regenerative bio-aesthetics, diagnostics, and nutrition (“Longevity”, the “Company”, “we”, “our”, or “us”), today announced the execution of a merger agreement (the “Merger”) with 20/20 BioLabs, Inc. (“20/20”), a leading provider of innovative laboratory tests for the early detection and the proactive management of chronic disease risk, to combine the companies in an all-stock transaction. Following the closing of the Merger (the “Closing”), the combined company is expected to continue to trade on Nasdaq under the symbol “XAGE.”

This Merger follows Longevity’s acquisition of Elevai Skincare in January 2025. The combination with 20/20 advances the Company’s March 10, 2025 announcement of its new strategy to build a footprint in diagnostics to drive synergies with its existing bio-aesthetic portfolio of products and its contemplated expansion into nutrition. Following the Closing, the Company will seek to address the epidemic of chronic disease in America under the banner “Healthy Aging, Inside and Out™”, increasingly recognized as an urgent priority by healthcare leaders and policy makers.

Highlights of the 20/20 business are:

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Operates a CLIA Licensed, CAP Accredited lab in Gaithersburg, MD
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Offers OneTestTM, a multi-cancer early detection (MCED) blood test for more than a dozen tumor types including those of the lung, pancreas, ovaries, and liver starting at under $200. A 2024 blinded study by the U.S. National Cancer Institute demonstrated that OneTestTM, likely detects many types of cancers at earlier stages than other leading MCEDs.
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Integrated OneTestTM into routine physical evaluation for thousands of American firefighters and military veterans who may be at a higher risk of cancer.
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The only MCED on the market that uses capillary blood specimens for less painful sample collection.
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A pilot with Giant Food, the largest supermarket chain in the Washington, D.C. area, is expected to be announced this week.
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Expects to launch a “longevity test” Spring 2025 that analyzes several inflammatory biomarkers associated with chronic diseases and unhealthy aging. This product will offer evidence-based diet and lifestyle recommendations to improve health span.
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Over ten consecutive quarters of sales growth.

Highlights of the post-Closing combined company are:

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Post-Closing equity valuation of the combined company is expected to be approximately $99 million, with 20/20 having a pre-money equity valuation at approximately $50 million.
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Expected to double Longevity’s fiscal year 2025 anticipated revenue from approximately $3-4 million to approximately $7-8 million.
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Expected to realize over $1 million in operational savings and synergies in fiscal year 2025.
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Longevity will offer 20/20 diagnostic tests to its network of physicians to help them design patient-specific bio-aesthetic protocols based on healthy aging.
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Longevity will offer skincare products to 20/20’s customer base of thousands of firefighters who are routinely exposed to extreme environments.
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Upon the Closing, Mr. Rajiv Shukla, Chairman and CEO of Longevity, will remain Chairman while Mr. Jonathan Cohen will be appointed CEO of the combined company.

Said Mr. Jonathan Cohen, CEO of 20/20, “We are excited by the market, product and operational synergies between 20/20 and Longevity. We believe 20/20 is a leader in offering access to lab testing in non-traditional settings, such as homes and retail locations. We expect this Merger will expand our reach to MedSpas and other channels covered by Longevity’s existing customer base.”

Said Mr. Rajiv Shukla, Chairman and CEO of Longevity, “We are happy to announce a merger with 20/20 in line with our previously announced corporate rebranding and acquisition strategy. This merger is expected to double our fiscal year 2025 revenue forecast and put us on the path to profitability. Additionally, there are exciting product and market synergies between our product portfolios. We anticipate announcing further acquisitions in fiscal year 2025 that we believe will be value accretive to our stockholders.”

About the Proposed Merger

20/20 pre-Merger stockholders are expected to own approximately 50.1% of the combined company and Longevity pre-Merger stockholders are expected to own approximately 49.9% of the combined company upon the Closing, prior to the additional concurrent financing transaction. The percentage of the combined company that each company’s former stockholders are expected to own may be adjusted based on the achievement of the earnout milestones, which would result in an increase in the percentage ownership of the pre-Merger 20/20 stockholders. The transaction has been unanimously approved by the Board of Directors of both companies and is expected to close in the third quarter of 2025, subject to customary closing conditions, including approvals by the stockholders of each company.

Management and Organization

Following the Merger, the combined company will be led by a management team mutually selected by the parties. The merger agreement provides that the Board of Directors of the combined company will be composed of six members, including three directors designated by 20/20 and three directors designated by Longevity.

About 20/20:

20/20 develops and commercializes innovative laboratory tests for the early detection and the proactive management of chronic disease risk. It offers the only multi-cancer early detection blood test available for under $200, accessible at home or at retail locations.

About Longevity:

Longevity Health Holdings is focused on longevity and healthy aging, encompassing the latest scientific advances in regenerative bio-aesthetics, diagnostics, and nutrition. Our products are aimed at helping people look and feel their best at any age. The Company currently offers two regenerative technologies for skin and hair health: the Carmell Secretome™ and Elevai ExosomesTM. The Carmell Secretome™ is a powerful blend of growth factors, proteins, peptides and bio-lipids derived from allogeneic human platelets, the body’s principal healing and regenerative cell. Elevai ExosomesTM are derived from human umbilical mesenchymal stem cells which are known to contain a greater number of proteins than exosomes from non-stem cell sources.

Forward-Looking Statements:

This press release contains forward-looking statements that are based on beliefs, assumptions and information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the structure, timing and completion of the proposed Merger; expectations regarding the ownership structure of the combined company; the anticipated timing of the Closing; the expected executive officers and directors of the combined company; expectations regarding the structure, timing and completion of a concurrent financing, including investment amounts from investors, timing of Closing, expected proceeds and impact on ownership structure; the combined company’s expected post-Closing revenue and operational savings and synergies following the Merger; the future operations and products of the combined company; and the location of the combined company’s corporate headquarters. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, risks related to (i) the risk that the conditions to the Closing are not satisfied, including the failure to timely obtain stockholder approval for the transaction, if at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each company to consummate the proposed Merger; (iii) risks related to Longevity’s ability to maintain its listing on the Nasdaq Capital Market and to manage its operating expenses and its expenses associated with the proposed Merger pending the Closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the exchange ratio, each company’s stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Longevity’s common stock relative to the value suggested by the exchange ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (ix) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance the commercialization, development and marketing of its products; (x) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; (xi) the risk that the concurrent financing is not consummated prior to the Closing; (xii)risks related to the diversion of management’s attention from our ongoing business; (xiii) the risk of unknown liabilities arising after the Merger; (xiv) the ability to recognize anticipated benefits from our commercial products, R&D pipeline, distribution agreements, changes in applicable laws or regulations; (xv) the possibility that we may be adversely affected by other economic, business, and/or competitive factors, and (xvi) other risks and uncertainties, those described under the header “Risk Factors” in the Annual Report on Form 10-K filed by Longevity with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025, and in our other reports filed with the SEC. Most of these factors are outside of Longevity’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving 20/20 and Longevity and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, Longevity will file relevant materials with the SEC, including a registration statement on Form S-4 (the “Form S-4”) that will contain a proxy statement (the “Proxy Statement”) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that Longevity may file with the SEC and or send to Longevity’s stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF LONGEVITY ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LONGEVITY, THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by Longevity with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Longevity with the SEC will also be available free of charge on Longevity’s website at www.healthxage.com, or by contacting Bryan Cassaday at bcassaday@healthxage.com.

Participants in the Solicitation

Longevity, 20/20, and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from Longevity’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of Longevity is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 31, 2025, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Contact:

Bryan Cassaday

bcassaday@healthxage.com